Exhibit 31.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
CERTIFICATION
I, Linda Pace, certify that:

1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2020 of TCG BDC, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: February 25, 2021

/s/ Linda Pace
Linda Pace
Chief Executive Officer (Principal Executive Officer)